UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 17, 2013

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 3.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2013, Mr. John H. Scully resigned from the Board of Directors (the “Board”) of Advent Software, Inc. (“Advent” or the “Company”). Mr. Scully’s decision to resign from the Board was not the result of any disagreement with the Company related to its operations, policies or practices.

Following Mr. Scully’s departure, Advent’s Board designated Ms. Stephanie G. DiMarco as the Company’s new Chair of the Board and Mr. Wendell G. Van Auken as the Company’s Lead Independent Director.

On September 18, 2013, Advent issued a press release announcing these changes to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. This exhibit is furnished to, but not filed with, the U.S. Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 17, 2013, and effective as of September 18, 2013, the Board approved an amendment to Section 3.2 of the Company’s Bylaws to reduce the membership of Advent’s Board from eight to seven members in connection with the resignation of Mr. Scully from the Company’s Board. The amended and restated Bylaws of the Company are attached and filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws of Advent Software, Inc. effective as of September 18, 2013
99.1	Press Release of Advent Software, Inc., dated September 18, 2013, announcing changes to its Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: September 18, 2013